Exhibit 10.8.9

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into, effective as of February 4, 2021, by and between LODGING FUND REIT III TRS, INC.,   a Delaware corporation  (“Pledgor”),  and  ACCESS  POINT  FINANCIAL, LLC, a Delaware limited liability company (“Access Point”).

WHEREAS, Pledgor is the legal and beneficial owner of one hundred percent (100%) of the outstanding membership interests (”Pledge Membership Interests”) of  LF3  AURORA TRS, LLC, a Delaware limited liability company (“TRS”); and

WHEREAS, Lender has agreed to make a loan to the TRS and LF3 Aurora, LLC (collectively, the “Borrower”) the sum of Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Loan”) pursuant to that certain Promissory Note in the amount of $15,000,000.00 (the “Note”) and that certain Fee and Leasehold Deed of Trust and Security Agreement by Borrower in favor of Lender, (the “Security Instrument”); and

WHEREAS, to induce Access Point to make the Loan and to secure Borrower’s performance under the Note, Pledgor has agreed to pledge to Access Point all of Pledgor’s right, title and interest in and to the Pledge Membership Interests, as more fully set forth below.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein, and for Ten Dollars ($10.00) and all other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Pledge and Security Interest. Pledgor hereby unconditionally grants and assigns to Access Point a continuing first priority security interest in and security title to the Pledge Membership Interests, together with the proceeds thereof, and all cash, additional securities and other property at any time and from time to time receivable or otherwise distributable in respect of or in exchange for any or all of the Pledge Membership Interests (collectively, the “Collateral”). Pledgor represents and warrants to Access Point that: (a) Pledgor is the legal and equitable owner of the Pledge Membership Interests, and that percentage ownership set forth above for the Pledge Membership Interests is true and correct; and (b) except for the security interest created hereby, Pledgor owns the Pledge Membership Interests free and clear of all liens, charges, encumbrances and security interests of every kind and nature whatsoever. Beneficial ownership of the Pledge Membership Interests, including, without limitation, all voting, consensual and dividend rights, shall remain in Pledgor until the occurrence of an Event of Default (defined below).

2.           Obligations Secured. This Agreement is made, and the pledge and security interest created hereby is granted to Access Point, to secure the payment and performance of all obligations of Borrowers to Access Point under the Note.

3.           Additional Interest. In the event that, during the term of this Agreement, any reclassification, readjustment or other change is declared or made in the capital structure of

Borrower, all new, substituted and additional membership interests, stock or other securities, issued by reason of any such change and received by Pledgor or to which Pledgor shall be entitled, each of which as it relates to membership interests in Borrower, shall be immediately delivered to Access Point, together with limited liability assignments endorsed in blank by Pledgor (if applicable), and shall thereupon constitute Collateral to be held by Access Point  under the terms of this Agreement. Furthermore, in the event that, during the term of this Agreement, any subscriptions, warrants or any other rights or options shall be issued in connection with the Pledge Membership Interests, all new stock or other securities acquired through such subscriptions, warrants, rights or options by Pledgor shall be immediately delivered to Access Point, together with stock powers endorsed in blank by Pledgor, and shall thereupon constitute Collateral to be held by Access Point under the terms of this Agreement.

4.           Delivery of the Collateral. Pledgor represents that the Collateral is non- certificated, and Pledgor shall cause Access Point (or its designated custodian, nominee or other designee) to become the registered holder of the Collateral, or cause each issuer of such  securities to agree that it will comply with instructions originated by Access Point (or its designated custodian, nominee or other designee) with respect to such securities without further consent by Pledgor. In the event that any promissory notes, certificates and or other instruments shall, at any time in the future, constitute Collateral or otherwise required to be pledged to  Access Point pursuant to the terms of this Agreement (the “Additional Collateral”), such promissory notes, certificates or other instruments shall be delivered to Access Point promptly upon receipt thereof by or on behalf of Pledgor. All such promissory notes, certificates and instruments shall be held by Access Point pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated transfer powers executed in blank, all in form and substance reasonably satisfactory to Access Point. If any Collateral, now or in the future, consists of securities entitlements, Pledgor shall transfer such securities entitlements to Access Point (or its designated custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by Access Point (or its designated custodian, nominee or other designee) without further consent by Pledgor.

5.           Covenants of Pledgor. Pledgor hereby covenants and agrees with Access Point  as follows:

(a)          Pledgor will keep the Collateral free and clear of all security interests, liens or encumbrances until this Agreement is terminated;

(b)          Pledgor will procure, execute, endorse and deliver all documents, including, but not limited to, financing statements, which Access Point may reasonably require to protect, enforce or otherwise effectuate Access Point’s rights in the Collateral, and Pledgor hereby grants to Access Point an irrevocable power of attorney, coupled with an interest, with full power of substitution, to so act in Pledgor’s name if Pledgor fails to do so; and

(c)          Pledgor will defend the title of the Pledge Membership Interests unto Access  Point and Access Point’s successors and assigns, against the lawful claims of all persons.

6.           Event of Default; Remedies.As used herein, “Event of Default” shall be as defined in the Note. In addition to the remedies under the Note, upon the occurrence of an Event of Default, Access Point may, without further demand, advertisement or notice, exercise all the rights, powers and privileges of a secured party under the Uniform Commercial Code of Colorado, and any other applicable law in effect from time to time; and, in addition, Access  Point may sell the Collateral or retain the Collateral in full or partial satisfaction of the obligations secured hereby. To the extent permitted by law, all rights of Access Point hereunder shall be cumulative. The sale of the Collateral by Access Point may be made for cash, upon  credit or for future delivery as Access Point may from time to time determine, and shall be made in such manner (at public or private sale) and for such price or prices as Access Point may from time to time determine, without demand, notice or advertisement, and Access Point shall have  the right to bid for and buy free from any claim or right of Pledgor of any kind, including any redemption right, the Collateral or any part thereof and to retain and dispose of the same without accountability to Pledgor. The proceeds of such sale or other disposition of the Collateral shall  be applied as follows: (i) first, to the costs incurred in connection with such disposition; (ii) second, to any unpaid interest which may have accrued on any obligations secured hereby; (iii) third, to any unpaid principal obligation amount secured hereby; and (iv) fourth, to damages incurred by Access Point by reason of any breach of any obligation secured hereby; and any remaining proceeds shall be paid over to Pledgor or others as by law provided. Access Point   need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Pledgor agrees is reasonable.  Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the obligations secured hereby, and Pledgor shall also be liable for any fees of any attorneys employed by Access Point to collect the obligations of Pledgor secured hereby.

7.           Return of Collateral to Pledgor. No later than a date which is ten (10) days after Pledgor shall have repaid to Access Point or otherwise fully performed all of the obligations secured hereby, Access Point shall return to Pledgor all of the then remaining Collateral and all rights related thereto then held by Access Point, and this Agreement shall thereupon terminate.

8.           Disposition of Pledge Membership Interests. The Pledge Membership Interests are not currently registered under any applicable federal or state securities laws, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales if such Pledge Membership Interests remain unregistered. Pledgor understands that upon such disposition, Access Point may approach only a restricted number of potential purchasers, and further understands that a sale under such circumstances may yield a lower price for the Pledge Membership Interests than if the Pledge Membership Interests were registered pursuant to federal and state securities laws and sold on the open market.

9.           Pledgor’s Obligations Absolute. The obligations of Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against other security or liens available to Access Point, or to Access Point’s successors, assigns or agents. Pledgor hereby waives any right to require that an action be brought against any other person or to require that resort be had to any other security in favor of Access Point or any other person, prior to any exercise of Access Point’s rights or remedies hereunder.

10.         Voting Rights. For so long as Borrower’s obligations to Access Point described  in Section 2 of this Agreement remain unfulfilled, after an Event of Default, Access Point may exercise all voting rights, and all other ownership or consensual rights of or with respect to the Pledge Membership Interests, but under no circumstances is Access Point obligated by the terms of this Agreement to exercise such rights. Pledgor hereby appoints Access Point, which appointment shall be effective immediately upon the occurrence of an Event of Default, as Pledgor’s true and lawful attorney-in-fact and hereby gives Access Point an IRREVOCABLE PROXY to vote the Pledge Membership Interests in any manner Access Point deems advisable for or against all matters submitted or which may be submitted to a vote of members. The power-of-attorney and irrevocable proxy granted hereby are coupled with an interest and shall be irrevocable.

11.         Notices. All notices and other communications required or permitted hereunder shall be in writing and, if mailed by prepaid certified mail, shall be deemed to have been  received on the earlier of the date shown on the receipt or three (3) days after the postmarked  date thereof. In addition, notices hereunder may be delivered by hand, in which event such  notice shall be deemed effective when delivered. Notices shall be sent to the addresses of the parties set forth below their signatures. Notice of change of address for notice shall also be governed by this Section.

12.         Miscellaneous. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia. This Agreement, together with the Note and the Security Instrument, constitute the entire agreement between Pledgor and Access Point with respect to the matters addressed herein, and may not be modified except by a writing executed by Access Point and delivered by Access Point to Pledgor. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. If any Section of this Agreement or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such section or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication. Time is of the essence of this Agreement.

(Signatures appear on following page)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

PLEDGOR:

Lodging Fund REIT III TRS, Inc., a

Delaware corporation

By: Lodging Fund REIT III OP, LP

Its: Sole Shareholder

By: Lodging Fund REIT III, Inc.

Its: General Partner

/s/ Samuel Montgomery

By: Samuel Montgomery

Its: COO and CFO

Address: 1635 43rd Street S

Suite 205

Fargo, ND 58103

ACCESS POINT:

ACCESS POINT FINANCIAL, LLC

By: /s/ Dilip Petigara

Name: Dilip Petigara

Title: Chief Executive Officer

Address: 1 Ravinia Drive

Suite 900

Atlanta, Georgia 30346